EXHIBIT 10.12

PROMISSORY NOTE

$200,000	NewYork,NY
June 6, 2019

FOR VALUE RECEIVED, JAGUARING, INC. D/B/A CANNAVOLVE, located in Seattle, WA (“Maker”), hereby promises to pay to the order of FRANK GALLO (the “Holder”), the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest thereon at a rate of twelve percent (12%) per annum. Interest and principal is due on July 31, 2019 (the “Maturity Date”), at which time all outstanding principal and interest shall be due and payable.

Maker may prepay all or any part of the principal sum from time to time without penalty, provided that any such principal prepayment shall be accompanied by all interest then accrued. Interest shall accrue on the Note until the principal is paid in full.

At the option of Holder, the entire unpaid principal sum and all accrued interest shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) Maker shall fail to make payment of principal or interest hereunder, for a period of five days from the Maturity Date; (b) Maker shall make any assignment for the benefit of creditors, or shall commence, or there shall be commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker, as a bankrupt or insolvent; (c) Maker shall breach any of its covenants or agreements hereunder or under the Agreement and such breach shall not be cured within 10 calendar days after the occurrence thereof; or (d) if the Maker has not completed and delivered to the Holder, on or before June 15, 2019, its signed, audited financial statements as of and for the years ended December 31, 2017 and December 31, 2018, prepared in accordance with US GAAP by a PCAOB-registered accounting firm (each, an “Event of Default”).

If the Maker defaults with respect to Event of Default (d) above, the Maker agrees that the number of shares of common stock allocated to be issued to the Maker in accordance with its Reorganization Agreement with Intelligent Buying, Inc. (“INTB”), shall, without further action on the part of the Holder or INTB, be reduced each week, beginning on June 15, 2019, by the number of shares of INTB equal to two thousand dollars ($2,000) divided by the pre-forward split offering price of common  shares  in INTB’s Rule 506(c) offering, which is $1.1713469 per share. By way of example, if the Maker is in default of default (d) above on June 15, 2019, then on June 21, 2019, without further action by either the Holder or INTB, the Maker’s shares to be allocated and issued in accordance with the Reorganization Agreement will be reduced by 1,707.4 shares. For each additional week that the Maker is in default with respect to default (d) above, the number of shares of INTB to be allocated and issued to the Maker shall be reduced by an additional amount in accordance with the same formula.

As security for the Maker’s obligation to repay this Note, the Maker hereby pledges its entire interest in and to “Green Ambrosia.”  Maker warrants and represents that it is legally able to pledge its interest in and to Green Ambrosia to the Holder and agrees to execute appropriate documents to secure the Holder’s security interest in Green Ambrosia.

The Maker acknowledges that the Holder will be compensated by INTB for the Holder lending the principal to the Maker, such compensation to consist of 10,245 pre- forward split restricted shares of INTB, to be issued by INTB to the Holder.

Upon an Event of Default, the Holder may proceed to protect and enforce Holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note, or to enforce the payment of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

Maker hereby waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Holder herein.

In the event this Note is turned over to an attorney for collection, Maker agrees to pay all costs of collection, including reasonable attorneys' fees, which amounts may, at Holder's option, be added to the principal hereof. Maker and Holder hereby waive the right to jury trial in any action, proceeding or counterclaim brought by Maker or Holder against the other.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of New York. Maker, and any endorsers, sureties and guarantors, agree that the state courts located in the State of New York shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however such jurisdiction shall not be exclusive and, at its option, Holder may commence such action in any other court which otherwise has jurisdiction.

The obligations to make the payment provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Maker and Holder.

The Maker may not delegate her obligations under this Note without the prior written consent of Holder. The Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Maker, which consent shall not be unreasonably withheld. This Note inures to the benefit of Holder, her heirs, successors and assignees of this Note and binds the Maker, and her heirs, successors and assigns; and the terms “Holder” and “the Maker” herein shall be deemed and construed to include such respective heirs, successors and assigns. Any assignment or transfer made in violation of this paragraph shall be void ab initio.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT  OF OR RELATING TO THIS  AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Maker to the Holder and thus refunded to the Maker.

Maker hereby waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Holder herein.

IN WITNESS WHEREOF, Maker has duly executed this Promissory Note on the date above:

JAGUARING INC. D/B/A CANNAVOLVE

CannAvolve Holdings wiring info:

BECU business account:

Account name:

Jaguaring Co.

Routing: 325081403

Acct: XXXXXXXXXX

Address:

812 N 161st Place

Shoreline WA 98133

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